TIDAL ETF TRUST 485BPOS

Exhibit 99.(h)(xx)(1)

SCHEDULE B

List of Excluded Series (Funds) of the Direxion Shares ETF Trust

Direxion Daily MSCI Brazil Bull 2X Shares (BRZU)

Direxion Daily CSI 300 China A Share Bull 2X Shares (CHAU)

Direxion Daily CSI China Internet Index Bull 2X Shares (CWEB)

Direxion Daily FTSE Europe Bull 3X Shares (EURL)

Direxion Daily MSCI India Bull 2X Shares (INDL)

Direxion Daily Junior Gold Miners Index Bull 2X Shares (JNUG)

Direxion Daily Global Clean Energy Bull 2X Shares (KLNE)

Direxion Daily MSCI South Korea Bull 3X Shares (KORU)

Direxion Daily MSCI Mexico Bull 3X Shares (MEXX)

Direxion Daily Gold Miners Index Bull 2X Shares (NUGT)

Direxion Daily 20+ Year Treasury Bull 3X Shares (TMF)

Direxion Daily Small Cap Bull 3X Shares (TNA)

Direxion Daily 7-10 Year Treasury Bull 3X Shares (TYD)

Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 2X Shares (UBOT)

Direxion Daily FTSE China Bull 3X Shares (YINN)

Direxion Daily MSCI Emerging Markets ex China Bull 2X Shares (XXCH)

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